Exhibit 99.1

1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

Contact:

Monique N. Dolecki, Investor Relations – 201-847-5453

Alyssa J. Zeff, Corporate Communications – 201-847-4358

BD ANNOUNCES RESULTS FOR 2014 SECOND FISCAL QUARTER

•	Announces revenues of $2.072 billion, an increase of 3.6 percent, or 5.1 percent on a foreign currency-neutral basis.

•	Reports adjusted diluted earnings per share from continuing operations of $1.53, an increase of 10.1 percent, or 15.8 percent on a foreign currency-neutral basis. Reported diluted earnings per share from continuing operations were $1.45.

Franklin Lakes, NJ (May 1, 2014) – BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $2.072 billion for the second fiscal quarter ended March 31, 2014, representing an increase of 3.6 percent from the prior-year period, or 5.1 percent on a foreign currency-neutral basis.

“We are pleased with our solid second quarter and year-to-date results,” said Vincent A. Forlenza, Chairman, CEO and President. “Revenues were driven by the Medical segment and continued improvement in our Biosciences segment. This consistent performance demonstrates the breadth of the growth drivers across our businesses and regions, and highlights the diversity of our portfolio.”

Second Quarter and Six-Month Fiscal 2014 Operating Results

Reported diluted earnings per share from continuing operations for the second quarter were $1.45 compared with $1.39 in the prior-year period, representing a 4.3 percent increase. On a foreign currency-neutral basis, diluted earnings per share from continuing operations for the second quarter increased by 10.1 percent. Current quarter results include pre-tax charges for asset write-offs of $20 million, or $0.06 diluted earnings per share from continuing operations, and contract termination costs of $11 million, or $0.04 diluted earnings per share from continuing operations, partially offset by a pre-tax gain on investment of $8 million, or $0.03 diluted earnings per share from continuing operations. Excluding the net impact of these items, adjusted diluted earnings per share from continuing operations were $1.53. This represents an increase of 10.1 percent, or 15.8 percent on a currency-neutral basis.

For the six-month period ending March 31, 2014, diluted earnings per share from continuing operations were $2.82, compared with $2.74 in the prior-year period. This represents growth of 2.9 percent, or 9.1 percent on a currency-neutral basis. Excluding the first quarter incremental impact of the medical device excise tax, which went into effect in January 2013 under the U.S. Patient Protection and Affordable Care Act, adjusted diluted earnings per share from continuing operations were $2.94 compared with $2.74 in the prior-year period. This represents growth of 7.3 percent, or 13.5 percent on a currency-neutral basis.

Segment Results

In the BD Medical segment, worldwide revenues for the quarter were $1.116 billion, representing an increase of 5.1 percent compared with the prior-year period, or an increase of 6.3 percent on a foreign currency-neutral basis. The segment’s revenue growth reflects strong sales in the Diabetes Care unit and solid sales in the Medical Surgical Systems and Pharmaceutical Systems units.

For the six-month period ended March 31, 2014, BD Medical revenues increased 6.6 percent, or 7.4 percent on a currency-neutral basis.

In the BD Diagnostics segment, worldwide revenues for the quarter were $653 million, representing a decrease of 0.9 percent compared with the prior-year period, or an increase of 1.0 percent on a foreign currency-neutral basis. Solid sales in the Preanalytical Systems unit were partially offset by ongoing softness in Women’s Health and Cancer in the U.S.

For the six-month period ended March 31, 2014, BD Diagnostics revenues increased 1.1 percent, or 2.6 percent on a currency-neutral basis.

In the BD Biosciences segment, worldwide revenues for the quarter were $302 million, representing an increase of 8.2 percent compared with the prior-year period, or an increase of 10.2 percent on a foreign currency-neutral basis. The segment’s growth was driven by continued strength in emerging markets, solid instrument placements, a favorable comparison to the prior year and a timing of orders.

For the six-month period ended March 31, 2014, BD Biosciences revenues increased 6.8 percent, or 8.0 percent on a currency-neutral basis.

Geographic Results

Second quarter revenues in the U.S. of $826 million represent an increase of 0.2 percent over the prior-year period. Revenues outside of the U.S. were $1.246 billion, representing an increase of 5.9 percent compared with the prior-year period, or an increase of 8.5 percent on a foreign currency-neutral basis. International revenues reflected continued strength in emerging markets and sales of safety-engineered products.

For the six-month period ended March 31, 2014, revenues in the U.S. were $1.675 billion, representing an increase of 1.3 percent compared with the prior-year period. Revenues outside of the

U.S. were $2.412 billion, representing an increase of 7.3 percent when compared with the prior-year period, or 9.2 percent on a foreign currency-neutral basis.

Fiscal 2014 Outlook for Full Year

The Company reaffirms its previously communicated currency-neutral revenue guidance range of 4.5 to 5.0 percent. On a reported basis, the Company expects revenue growth of 4.0 to 4.5 percent. The Company is raising its previous guidance for diluted earnings per share from continuing operations for the full fiscal year 2014 to be between $6.14 and $6.17, or $6.22 and $6.25 excluding the impact of the previously mentioned second quarter adjustments. This represents growth of 7.0 to 7.5 percent over 2013 adjusted diluted earnings per share of $5.81. On a foreign currency-neutral basis, adjusted diluted earnings per share are expected to grow about 10.0 to 10.5 percent, or 11.0 to 11.5 percent excluding the incremental impact of the medical device tax. The Company plans to repurchase, subject to market conditions, about $450 million of its common stock in fiscal year 2014.

Conference Call Information

A conference call regarding BD’s second quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Thursday, May 1st, 2014. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Thursday, May 8th, 2014, confirmation number 24652897.

Non-GAAP Financial Measures/Financial Tables

This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD

BD is a leading medical technology company that partners with customers and stakeholders to address many of the world’s most pressing and evolving health needs. Our innovative solutions are focused on improving drug delivery, enhancing the diagnosis of infectious diseases and cancers, supporting the management of diabetes and advancing cellular research. We are nearly 30,000 associates in 50 countries who strive to fulfill our purpose of “Helping all people live healthy lives” by advancing the quality, accessibility, safety and affordability of healthcare around the world. For more information, please visit www.bd.com.

***

This press release, including the section entitled “Fiscal 2014 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially from any forward-looking statement. These factors include, but are not limited to: potential cuts in healthcare spending by the U.S. government as part of deficit reduction measures which could result in reduced demand for our product or downward pricing pressure; the unknown consequences of healthcare reform in the United States, including the impact of the reduction in Medicare and Medicaid payments to hospitals, pharmaceutical companies and other customers, which could reduce demand for our products and increase downward pricing pressure; adverse changes in regional, national or foreign economic conditions, including any impact that may result from the current global economic conditions on our ability to access credit markets and finance our operations, the demand for our products and services as a result of reduced government funding, lower utilization rates or otherwise, or our suppliers’ ability to provide products needed for our operations; changes in interest or foreign currency exchange rates; our ability to successfully integrate any businesses we acquire; the adverse impact of cyber-attacks on our information systems; competitive factors; pricing and market pressures; difficulties inherent in product development and delays in product introductions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; new or changing laws impacting our business or changes in enforcement practices with respect to such laws; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform, including changes in government pricing and reimbursement policies or other cost containment reforms; the effects of potential pandemic diseases; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended March 31,
	2014	2013	% Change

REVENUES	$2,072	$2,000	3.6

Cost of products sold	1,019	982	3.7
Selling and administrative	525	515	2.0
Research and development	147	122	20.0

TOTAL OPERATING COSTS AND EXPENSES	1,690	1,619	4.4

OPERATING INCOME	381	381	0.1

Interest income	10	12	(18.4)
Interest expense	(33)	(35)	(4.7)
Other income, net	5	2	NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	363	360	0.8

Income tax provision	76	84	(9.9)

INCOME FROM CONTINUING OPERATIONS	287	276	4.0

INCOME (LOSS) FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION (BENEFIT) OF $0 AND $(1), RESPECTIVELY	—	—	NM

NET INCOME	$287	$276	4.2

EARNINGS PER SHARE

Basic:
Income from continuing operations	$1.48	$1.42	4.2
Income (loss) from discontinued operations	$—	$—	—
Net income	$1.48	$1.42	4.2

Diluted:
Income from continuing operations	$1.45	$1.39	4.3
Income (loss) from discontinued operations	$—	$—	—
Net income	$1.45	$1.39	4.3

AVERAGE SHARES OUTSTANDING (in thousands)

Basic	193,609	194,609
Diluted	197,488	198,143

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

CONSOLIDATED INCOME STATEMENTS

(Unaudited; Amounts in millions, except share and per share data)

	Six Months Ended March 31,
	2014	2013	% Change

REVENUES	$4,086	$3,901	4.8

Cost of products sold	1,999	1,876	6.5
Selling and administrative	1,056	1,010	4.5
Research and development	273	241	13.4

TOTAL OPERATING COSTS AND EXPENSES	3,327	3,127	6.4

OPERATING INCOME	759	773	(1.8)

Interest income	24	20	19.4
Interest expense	(67)	(70)	(4.5)
Other income, net	6	3	NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	722	726	(0.6)

Income tax provision	164	180	(9.0)

INCOME FROM CONTINUING OPERATIONS	558	546	2.2

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION OF $0 AND $215, RESPECTIVELY	—	355	NM

NET INCOME	$558	$901	(38.0)

EARNINGS PER SHARE

Basic:
Income from continuing operations	$2.88	$2.79	3.2
Income from discontinued operations	$—	$1.81	NM
Net income	$2.88	$4.61	(37.5)

Diluted:
Income from continuing operations	$2.82	$2.74	2.9
Income from discontinued operations	$—	$1.78	NM
Net income	$2.82	$4.53	(37.7)

AVERAGE SHARES OUTSTANDING (in thousands)

Basic	193,909	195,528
Diluted	197,998	199,068

NM - Not Meaningful

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY SEGMENT AND GEOGRAPHIC AREA

(Unaudited; Amounts in millions)

	Three Months Ended March 31,
	2014	2013	% Change

BD MEDICAL
United States	$434	$412	5.2
International	682	650	5.0

TOTAL	$1,116	$1,062	5.1

BD DIAGNOSTICS
United States	$301	$322	(6.4)
International	352	337	4.5

TOTAL	$653	$659	(0.9)

BD BIOSCIENCES
United States	$90	$89	1.4
International	212	191	11.4

TOTAL	$302	$279	8.2

TOTAL REVENUES
United States	$826	$824	0.2
International	1,246	1,177	5.9

TOTAL	$2,072	$2,000	3.6

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY SEGMENT AND GEOGRAPHIC AREA

(Unaudited; Amounts in millions)

	Six Months Ended March 31,
	2014	2013	% Change

BD MEDICAL
United States	$875	$838	4.5
International	1,304	1,208	8.0

TOTAL	$2,180	$2,045	6.6

BD DIAGNOSTICS
United States	$622	$643	(3.2)
International	703	668	5.2

TOTAL	$1,325	$1,311	1.1

BD BIOSCIENCES
United States	$177	$173	2.3
International	404	371	8.9

TOTAL	$581	$544	6.8

TOTAL REVENUES
United States	$1,675	$1,654	1.3
International	2,412	2,247	7.3

TOTAL	$4,086	$3,901	4.8

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended March 31,

(Unaudited; Amounts in millions)

	United States
	2014	2013	% Change

BD MEDICAL
Medical Surgical Systems	$240	$236	1.9
Diabetes Care	118	107	10.3
Pharmaceutical Systems	76	70	8.8

TOTAL	$434	$412	5.2

BD DIAGNOSTICS
Preanalytical Systems	$163	$162	0.7
Diagnostic Systems	138	160	(13.6)

TOTAL	$301	$322	(6.4)

BD BIOSCIENCES	$90	$89	1.4

TOTAL UNITED STATES	$826	$824	0.2

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended March 31, (continued)

(Unaudited; Amounts in millions)

	International
			% Change
	2014	2013	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$311	$303	2.6	6.3	(3.7)
Diabetes Care	133	125	6.2	10.5	(4.3)
Pharmaceutical Systems	238	221	7.6	5.9	1.7

TOTAL	$682	$650	5.0	7.0	(2.0)

BD DIAGNOSTICS
Preanalytical Systems	$179	$168	6.7	10.2	(3.5)
Diagnostic Systems	173	169	2.3	6.0	(3.7)

TOTAL	$352	$337	4.5	8.1	(3.6)

BD BIOSCIENCES	$212	$191	11.4	14.3	(2.9)

TOTAL INTERNATIONAL	$1,246	$1,177	5.9	8.5	(2.6)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Three Months Ended March 31, (continued)

(Unaudited; Amounts in millions)

	Total
			% Change
	2014	2013	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$551	$539	2.3	4.4	(2.1)
Diabetes Care	251	232	8.1	10.4	(2.3)
Pharmaceutical Systems	314	291	7.9	6.6	1.3

TOTAL	$1,116	$1,062	5.1	6.3	(1.2)

BD DIAGNOSTICS
Preanalytical Systems	$342	$330	3.7	5.5	(1.8)
Diagnostic Systems	311	329	(5.5)	(3.6)	(1.9)

TOTAL	$653	$659	(0.9)	1.0	(1.9)

BD BIOSCIENCES	$302	$279	8.2	10.2	(2.0)

TOTAL REVENUES	$2,072	$2,000	3.6	5.1	(1.5)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Six Months Ended March 31,

(Unaudited; Amounts in millions)

	United States
	2014	2013	% Change

BD MEDICAL
Medical Surgical Systems	$502	$485	3.6
Diabetes Care	239	219	9.3
Pharmaceutical Systems	133	134	(0.4)

TOTAL	$875	$838	4.5

BD DIAGNOSTICS
Preanalytical Systems	$335	$329	1.7
Diagnostic Systems	288	314	(8.3)

TOTAL	$622	$643	(3.2)

BD BIOSCIENCES	$177	$173	2.3

TOTAL UNITED STATES	$1,675	$1,654	1.3

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Six Months Ended March 31, (continued)

(Unaudited; Amounts in millions)

	International
			% Change
	2014	2013	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$627	$590	6.4	9.2	(2.8)
Diabetes Care	275	256	7.5	11.0	(3.5)
Pharmaceutical Systems	402	362	11.0	8.5	2.5

TOTAL	$1,304	$1,208	8.0	9.4	(1.4)

BD DIAGNOSTICS
Preanalytical Systems	$355	$336	5.7	8.2	(2.5)
Diagnostic Systems	348	332	4.7	8.0	(3.3)

TOTAL	$703	$668	5.2	8.1	(2.9)

BD BIOSCIENCES	$404	$371	8.9	10.6	(1.7)

TOTAL INTERNATIONAL	$2,412	$2,247	7.3	9.2	(1.9)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

REVENUES BY BUSINESS SEGMENTS AND UNITS

Six Months Ended March 31, (continued)

(Unaudited; Amounts in millions)

	Total
			% Change
	2014	2013	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$1,130	$1,075	5.2	6.7	(1.5)
Diabetes Care	514	475	8.3	10.2	(1.9)
Pharmaceutical Systems	535	496	7.9	6.1	1.8

TOTAL	$2,180	$2,045	6.6	7.4	(0.8)

BD DIAGNOSTICS
Preanalytical Systems	$690	$665	3.7	5.0	(1.3)
Diagnostic Systems	636	646	(1.6)	0.1	(1.7)

TOTAL	$1,325	$1,311	1.1	2.6	(1.5)

BD BIOSCIENCES	$581	$544	6.8	8.0	(1.2)

TOTAL REVENUES	$4,086	$3,901	4.8	5.9	(1.1)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL REVENUE INFORMATION

SAFETY REVENUES

(Unaudited; Amounts in millions)

	Three Months Ended March 31,
			% Change
	2014	2013	Reported	FXN	FX Impact

TOTAL SAFETY REVENUES
United States	$287	$287	—	—	—
International	244	227	7.3	11.2	(3.9)

TOTAL	$531	$514	3.2	4.9	(1.7)

BY SEGMENT
BD Medical	$263	$256	2.7	4.4	(1.7)
BD Diagnostics	268	258	3.7	5.5	(1.8)

TOTAL	$531	$514	3.2	4.9	(1.7)

	Six Months Ended March 31,
			% Change
	2014	2013	Reported	FXN	FX Impact

TOTAL SAFETY REVENUES
United States	$602	$578	4.1	4.1	—
International	486	447	8.7	11.6	(2.9)

TOTAL	$1,088	$1,026	6.1	7.3	(1.2)

BY SEGMENT
BD Medical	$548	$508	7.8	9.1	(1.3)
BD Diagnostics	540	517	4.4	5.6	(1.2)

TOTAL	$1,088	$1,026	6.1	7.3	(1.2)

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2014 Quarter-to-Date Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended March 31,
	2014	2013	Growth	Foreign Currency Translation	Foreign Currency Neutral Change	Growth %	Foreign Currency Neutral Growth %

Reported Diluted Earnings per Share from Continuing Operations	$1.45	$1.39	$0.06	$(0.08)	$0.14	4.3%	10.1%

Write-off of capitalized product software and, to a lesser extent, fixed assets primarily resulting from the discontinuance of an instrument product development program in the Biosciences segment ($20 million or $12 million after-tax)	0.06	—

Cost associated with the decision to early terminate a European distributor arrangement in the Diagnostics segment ($11 million or $8 million after-tax)	0.04	—

Gain from a cash distribution received from the sale of company, in which BD had a small equity ownership ($8 million or $5 million after-tax)	(0.03)	—

Adjusted Diluted Earnings per Share from Continuing Operations	$1.53	$1.39	$0.14	$(0.08)	$0.22	10.1%	15.8%

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2014 Year-to-Date Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Six Months Ended March 31,
	2014	2013	Growth	Foreign Currency Translation	Foreign Currency Neutral Change	Growth %	Foreign Currency Neutral Growth %

Reported Diluted Earnings per Share from Continuing Operations	$2.82	$2.74	$0.08	$(0.17)	$0.25	2.9%	9.1%

Write-off of capitalized product software and, to a lesser extent, fixed assets primarily resulting from the discontinuance of an instrument product development program in the Biosciences segment ($20 million or $12 million after-tax)	0.06	—

Cost associated with the decision to early terminate a European distributor arrangement in the Diagnostics segment ($11 million or $8 million after-tax)	0.04	—

Gain from a cash distribution received from the sale of company, in which BD had a small equity ownership ($8 million or $5 million after-tax)	(0.03)	—

Adjusted Diluted Earnings per Share from Continuing Operations	$2.90	$2.74	$0.16	$(0.17)	$0.33	5.8%	12.0%

The incremental impact in first quarter fiscal year 2014 of the medical device excise tax which went into effect in January 2013 under the U.S. Patient Protection and Affordable Care Act ($14 million or $9 million after-tax)	0.05	0.00

Adjusted Diluted Earnings per Share from Continuing Operations without incremental first quarter fiscal year 2014 impact of Medical Device Excise Tax	$2.94	$2.74	$0.20	$(0.17)	$0.37	7.3%	13.5%

BECTON DICKINSON AND COMPANY

SUPPLEMENTAL INFORMATION

FY2014 Outlook Reconciliation

	Reported Basis	FX Impact	FXN Basis

Revenues - Full Year 2014 estimated growth	4.0% - 4.5%	(0.5%)	4.5% - 5.0%

	Full Year 2014	Full Year 2013	% Increase
	(estimated)
Reported Fully Diluted Earnings per Share from Continuing Operations	$6.14 - 6.17	$4.67	NM

Write-off of capitalized product software and, to a lesser extent, fixed assets primarily resulting from the discontinuance of an instrument product development program in the Biosciences segment	0.06

Cost associated with the decision to early terminate a European distributor arrangement in the Diagnostics segment	0.04

Gain from a cash distribution received from the sale of company, in which BD had a small equity ownership	(0.03)

Charge associated with the litigation settlement related to indirect purchaser antitrust class action cases		0.07

Charge associated with the unfavorable verdict returned in the antitrust and false advertising lawsuit filed against the Company by RTI		1.06

Non-cash pension settlement charge associated with lump sum benefit payments made from the Company’s U.S. supplemental pension plan, as such payments exceeded the service and interest components of the plan’s pension cost for the year. The charge also included settlement losses associated with certain foreign pension plans.		0.02

Adjusted Fully Diluted Earnings per Share from Continuing Operations	$6.22 - 6.25	$5.81	7.0% - 7.5%

FX Impact			(3.0%)

Adjusted FXN Growth			10.0% - 10.5%

Represents the incremental impact of the medical device excise tax in first quarter fiscal year 2014 (tax went into effect in January 2013 under the U.S. Patient Protection and Affordable Care Act)			(1.0%)

Adjusted FXN Growth (excluding the medical device excise tax)			11.0% - 11.5%

NM - Not Meaningful

FXN = Foreign Currency Neutral